UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/12/2010

Thomas Properties Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-50854

Delaware	20-0852352
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

515 South Flower Street, Sixth Floor, Los Angeles, California 90071
(Address of principal executive offices, including zip code)

213-613-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Thomas Properties Group, Inc. (the "Company") announced today that on October 12, 2010 TPG/CalSTRS, LLC, a joint venture between Thomas Properties Group, LP and the California State Teachers' Retirement System ("CalSTRS"), closed a new non-recourse first mortgage loan, to be effective October 7, 2010, for CityWestPlace Buildings III and IV, two buildings located in Houston, Texas. The new mortgage loan in the amount of $95 million was provided by The Northwestern Mutual Life Insurance Company. The loan bears interest at a fixed rate of 5.03% and will mature in March 2020.

Item 7.01.    Regulation FD Disclosure

The Company issued a press release today to announce the completion of $95 million in loan refinancing described in Item 1.01 of this Form 8-K, a copy of which is furnished as an exhibit to this Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Properties Group, Inc.

Date: October 15, 2010	By:	/s/ Diana M. Laing
Diana M. Laing
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.61	Promissory Note from TPG-2101 CityWest 3 & 4, L.P. in favor of The Northwestern Mutual Life Insurance Company
EX-99.1	Press Release of Thomas Properties Group, Inc. dated October 15, 2010